SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Food Technology Service, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[FOOD TECH LOGO]

April 8, 2005

Dear Stockholder:

Food Technology Service, Inc. (FTSI) has long recognized that we must increase our customers that require irradiation on a regular basis in order to provide predictable revenues. This past year was an example of the importance of that goal. Our decreased revenue in 2004 was due to the absence of one large customer that uses our services intermittently. Fortunately, we made excellent progress in replacing that revenue with customers that require our services as a regular part of their production. That growth is continuing and I look forward to a return to profitability in 2005.

As our number of customers increase, so does the diversity of the products we irradiate. Food products remain an important and growing business category and I believe we are well-positioned to benefit as the market for irradiated foods expands. If approved, a pending request to the U.S. Food and Drug Administration to allow irradiation of oysters should increase demand for our services.

We also continue to experience strong demand for irradiation of medical products. Because many medical device manufacturers operate in an international market, it is important that FTSI maintain the sophisticated technical expertise needed to demonstrate the quality of our operations. We have dedicated trained staff to ensure that quality and are seeking certification by international regulatory groups. We believe this will further accelerate growth among our customers who manufacture medical products for international distribution.

I value the commitment to our company that you have shown as an investor and believe you will be satisfied with our direction. Food Technology Service, Inc. has a bright future and I thank you for the opportunity to serve as its President.

Sincerely,

/s/ Richard G. Hunter, Ph.D.

Richard G. Hunter, Ph.D.
President and CEO

FOOD TECHNOLOGY SERVICE, INC.
502 Prairie Mine Road
Mulberry, Florida 33860

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 25, 2005

TO THE SHAREHOLDERS OF FOOD TECHNOLOGY SERVICE, INC.:

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of the Shareholders of Food Technology Service, Inc., a Florida corporation (the “Company”) will be held at the Mulberry Civic Center, 901 5th Street, N.E., Mulberry, Florida 33860, on May 25, 2005, at 10:00 a.m., local time, to act on the following matters:

          To elect five (5) persons to serve as Directors of the Company until the 2006 Annual Meeting of Shareholders and until their respective successors shall be duly elected and qualified;

          To transact such other business as may properly come before the meeting or any adjournment thereof.

          Only Shareholders of record at 5:00 p.m., Eastern Standard Time, on April 26, 2005, are entitled to receive notice of, and to vote at the Annual Meeting.

          A Proxy Statement and form of Proxy are enclosed.

          You are cordially invited to attend the meeting. Whether or not you expect to be present, please sign and date the accompanying proxy card and return it promptly in the enclosed postage-paid envelope. Instructions are included with the proxy card. If you attend the Annual Meeting, you may vote in person if you wish. The proxy may be revoked at any time prior to its exercise.

By Order of the Board of Directors
/s/ Richard G. Hunter, Ph.D.

Richard G. Hunter, Ph.D.
President

April 26, 2005
Mulberry, Florida

GENERAL INFORMATION
VOTING SECURITIES
ELECTION OF DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
SELECTION OF INDEPENDENT AUDITORS
SOLICITATION COSTS
SHAREHOLDER PROPOSALS
OTHER MATTERS

FOOD TECHNOLOGY SERVICE, INC.
502 Prairie Mine Road
Mulberry, Florida 33860

PROXY STATEMENT
2005 ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 25, 2005

GENERAL INFORMATION

          This Proxy Statement is being furnished to the holders (“Shareholders”) of the Common Shares, par value $.01 per share (the “Common Shares”), of Food Technology Service, Inc., a Florida corporation (the “Company”) in connection with the 2005 Annual Meeting of Shareholders to be held on May 25, 2005, at 10:00 a.m. (the “Annual Meeting”), and at any adjournment thereof. The Annual Meeting will be held at the Mulberry Civic Center, 901 5th Street, N.E., Mulberry, Florida 33860. This Proxy Statement is first being sent to Shareholders, together with the Notice of Annual Meeting, on or about April 28, 2005.

          At the Annual Meeting, Shareholders will be asked to consider and vote on the election of five (5) persons to serve as Directors on the Board. The Shareholders will also be asked to transact such other business as may properly come before the meeting or any adjournment thereof.

          A copy of the Company’s Annual Report for 2004 is enclosed.

VOTING SECURITIES

          The Board of Directors has fixed 5:00 p.m., Eastern Standard Time, on April 26, 2005, as the record date (the “Record Date”) for the determination of the Shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. On April 26, 2005, there were 11,003,038 issued and outstanding Common Shares of the Company, constituting the only class of stock outstanding. The presence of a majority of the outstanding Common Shares as of the Record Date, in person or represented by proxy, will constitute a quorum at the Annual Meeting. The affirmative vote of a majority of those shares represented at the meeting is necessary for the election of the nominees as Directors.

ELECTION OF DIRECTORS

          The Board of Directors has nominated five (5) persons to stand for election as a Director, to serve until the 2006 Annual Meeting of Shareholders and until his successor has been duly elected and qualified.

Nominees for Director

          Each Director of the Company serves as a Director for a term of one (1) year and until his successor is duly elected and qualified. The following sets forth for each Nominee, his name and age, positions and/or offices held with the Company, the period during which each Nominee served in such positions and/or offices, a description of his business experience during the past five (5) years or more, and other biographical information.

          Richard G. Hunter, Ph.D., age 53, was elected President, Chief Executive Officer and Director on September 11, 2001. Dr. Hunter was formerly Deputy State Health Officer of the Florida Department of Health from 1995 to September 2001 and Assistant State Health Officer from 1989 to 1995.

          Samuel P. Bell, age 65, has served as a Director of the Company since September 21, 2004. Mr Bell is a partner in the Tallahassee law firm of Pennington, Moore, Wilkinson, Bell and Dunbar where he specializes in administrative and governmental law. He is a graduate of Dartmouth College and earned his law degree from Duke University. Mr. Bell represented Volusia County in the Florida House of Representatives where he served as Majority Leader. Mr. Bell is President of Florida Public Health at the University of South Florida, and a member of the Board of Directors of Brown & Brown Insurance Company.

          David Nicholds, age 58, has served as a Director of the Company since September 1998. He is Vice President, General Counsel and Corporate Secretary of MDS Nordion. He joined MDS Nordion in 1989. He serves as a director for a number of companies in North America and Europe and has been involved in corporate governance and the irradiation industry for many years.

          John T. Sinnott, M.D., F.A.C.P., age 56, received his medical degree from the University of South Alabama College of Medicine in 1978. Since 1991, he has been Director of the Microbiology Laboratory, South Florida Regional Bone and Tissue Bank, Tampa, Florida. He is also a Professor in the Department of Pediatrics; an Associate Professor of Surgery; Director of Infectious Diseases and Tropical Medicine, Department of Internal Medicine; and a member of the Teaching Faculty, Center for HIV Education and Research with the University of South Florida College of Medicine. He became a Director of the Company in 2002.

          Ronald Thomas, age 53, has served as a Director of the Company since September 21, 2004. Dr. Thomas is professor and chair of the Department of Packaging Science at Clemson University. He received his undergraduate degree from Gardner-Webb College and earned Masters and Doctorate degrees at Clemson University. Dr. Thomas research interests include chemical and bio-chemical aspects of food. Dr. Thomas is a member of the Sigman Xi Honor Society, the Institute of Packaging Professionals and serves as regional communicator for the Institute of Food Technologists.

          Except with respect to Mr. Nicholds, who is an appointee of MDS Nordion, (See “Certain Relationships and Related Transactions”), there are no arrangements between any Nominee and any person pursuant to which he was, or will be, selected as a Director.

Director Meetings and Committees

          During the year ended December 31, 2004, the Board of Directors of the Company held a total of four (4) meetings. Each of the Directors attended all of the board meetings held. The Company presently complies with the director independence requirements of NASDAQ, as currently in effect and applicable to the Company.

          On December 1, 2003, NASDAQ adopted new listing standards for companies that list on NASDAQ. Recognizing the challenges that small business issuers face in meeting the new requirements, small business filers have been given additional time and will not be required to comply with the new requirements until July 31, 2005. The Company intends to satisfy the new standards on or before the July 31, 2005 compliance date.

          Audit Committee

          The Company has a standing Audit Committee. For year 2004, the members of the Audit Committee were Messrs. Bell and Sinnott. The Audit Committee met one time during 2004. Each of the members of the Audit Committee is “independent” as such term is defined in the NASDAQ listing standards currently in effect and applicable to the Company. The Company does not have an Audit Committee “financial expert” serving on its Audit Committee. None of its independent Directors fit the definition of financial expert as set forth in Rule 406 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934. The background and experience of each of the Audit Committee members is more fully disclosed in their biographies under “Nominees for Director” above.

          The mission of the Company’s Audit Committee is to ensure accurate and reliable financial reporting by the Company, and to promote Shareholder confidence in the reliability of the Company’s financial information. To this end, the Audit Committee independently reviews and oversees the Company’s internal reporting process, and helps ensure that management develops and adheres to a sound system of internal controls. The Audit Committee also is responsible for retaining and overseeing the Company’s independent auditors, and facilitates the auditors’ objective review and assessment of the Company’s financial statements and its internal reporting practices. The Audit Committee serves as a forum, separate from management, within which the independent auditors, among others, can candidly address issues of concern. To specify and clarify the duties of the Audit Committee, the Company has adopted a formal written charter. The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis.

          The Company’s Audit Committee is in compliance with the NASDAQ listing standards, as currently in effect and applicable to the Company. The new Audit Committee requirements of the NASDAQ do not become effective with respect to the Company until July 31, 2005. Among other things, the new Audit Committee requirements will affect the composition, qualifications, and independence standards of the members of the Company’s Audit Committee, the contents of the Committee’s charter, the frequency of the Committee’s meetings, the responsibilities of the Committee with respect to the Company’s auditors, the establishment and oversight by the Committee of complaint procedures, the authority of the Committee to retain outside advisors, the funding of the Committee, and the oversight by the Committee of related party transactions. The Company intends to voluntarily comply with the new Audit Committee standards of NASDAQ as soon as practicable and in advance of the July 31, 2005 compliance deadline.

          In connection with its duty to ensure the independence of the Company’s auditors, and consistent with “Independence Standards Board Standard No. 1”, the Audit Committee obtained from the Company’s independent public accountants and carefully reviewed, a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence. Based on the written statement of the accountants and the Audit Committee’s discussions with the same regarding certain relationships that may impact the auditors’ objectivity, the Audit Committee concluded that it was satisfied with respect to the auditors’ independence. The Audit Committee also discussed with the independent public accountants the plans for the audit engagement, approved the services to be performed, determined the range of audit and non-audit fees, and reviewed the Company’s system of internal accounting and controls.

          Following the completion of the auditors’ examination of the Company’s financial statements, the Audit Committee discussed and reviewed with the auditors all communications required to be addressed by generally accepted auditing standard, including those describe in Statement on Auditing Standards No. 61 “Communications with Audit Committees”. The Audit Committee and the independent auditors reviewed and discussed the results of the auditors’ examination of the financial statements. The Audit Committee also reviewed and discussed with the auditors and management the audited financial statements for the year ended December 31, 2004. Based on the foregoing reviews and discussions, the Audit Committee determined that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for year ended 2004, for filing with the Securities and Exchange Commission.

          The Audit Committee also recommended the reappointment of the independent auditors for the Company’s year ending December 31, 2005 and the Board of Directors concurred in such recommendation.

          Nominating Committee

          The Board of Directors recently appointed a Nominating Committee consisting of Messrs. Sinnott, Bell and Thomas. The purpose and responsibilities of the Nominating Committee include the identification of individuals qualified to become board members, the recommendation to the Board of Directors of nominees to stand for election as directors at each election of directors, the development and recommendation to the Board of Directors of a set of corporate governance principles applicable to the

Company, the oversight of the selection and composition of Committees of the Board of Directors, and the oversight of the evaluations of the Board of Directors and management. The Nominating Committee will consider persons recommended by stockholders for inclusion as nominees for election to the Board of Directors if the names, biographical data, and qualifications of such persons are submitted in writing in a timely manner addressed and delivered to the Company’s secretary at the address listed herein. The Nominating Committee identifies and evaluates nominees for the Board of Directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career, diversity, and the extent to which the nominee would fill a present need on the Board of Directors. The members of the Nominating Committee are independent, as that term is defined by the listing standards of NASDAQ.

          Compensation Committee

          The Board of Directors recently appointed a Compensation Committee, consisting of Messrs. Sinnott, Bell and Thomas, each independent members of the Board of Directors, to review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of those goals and objectives, and determine and approve the compensation level of the Chief Executive Officer based on this evaluation. The Compensation Committee also recommends to the Board of Directors with respect to, or, as directed by the Board of Directors, determines and approves, compensation of any other executive officer, and considers the grant of stock options to the executive officers under the Company’s Stock Option Plan. The Compensation Committee makes every effort to ensure that the compensation plan is consistent with the Company’s values and is aligned with the Company’s business strategy and goals.

          Shareholder Communications with Directors

          At the 2005 Annual Meeting of the Board of Directors, following the Annual Meeting of Shareholders, the Board intends to adopt new policies and procedures relating to Shareholder communications with the Company’s Directors. It is presently anticipated that this initiative will provide that Shareholders and other interested parties wishing to contact any member (or all members) of the Board of Directors, any committee of the Board, or any chair of any such committee may do so by mail, addressed, either by name or title, to the Board of Directors or to any such individual Directors or group or committee of Directors, and that all such correspondences should be sent to the Company’s principal office.

          Code of Ethics

          The Company has a Code of Ethics which applies to its principal executive and financial officer. The Code of Ethics contains written standards that are reasonably designed to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Full, fair, accurate, timely, and understandable disclosure in reports and documents that a registrant files with, or submits to, the Commission and in other public communications made by the registrant;

•	Compliance with applicable governmental laws, rules and regulations;

•	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•	Accountability for adherence to the code.

Compensation of Directors

          On March 1, 2001, the Board of Directors approved a compensation package to “outside” Directors by granting them options to purchase 6,000 shares annually and $500 cash per Board Meeting. The options, which expire five (5) years from the date of grant, are exercisable at the fair market value on the date of grant. During the year ended December 31, 2004, the Company granted options to purchase 6,000 shares to Dr. Sinnott. Such options are exercisable at $1.24 per share. Non-employee Directors are also reimbursed for out-of-pocket expenses.

Executive Officers’ Compensation

          The following table is a summary of the cash and non-cash compensation paid to or accrued for the past three (3) fiscal years for the Company’s Chief Executive Officer. There are no other officers or individuals whose compensation exceeded $100,000 for the year ended December 31, 2004.

Summary Compensation Table
				Long-Term
	Annual Compensation			Compensation Awards
Name and	Fiscal			Restricted	Securities
Principal Position	Year	Salary	Bonus	Stock	Underlying Options
Richard G. Hunter (1)	2004	$100,000	$10,000	—	—
President and Chief	2003	$100,000	$10,000	—	—
Executive Officer	2002	$100,000	$10,000	—	—

(1)	Dr. Hunter assumed the position of President and CEO on September 11, 2001. On September 1, 2001, the Company entered into a five-year employment agreement with Dr. Hunter, which provides for an annual compensation of $100,000. Dr. Hunter received 20,000 shares of the Company’s Common Stock upon commencement of employment and was granted a sixty-day option to purchase 80,000 additional shares at $1.40 per share, the market price on the date of grant. The Company loaned to Dr. Hunter the amount necessary to purchase the 80,000 shares. The loan is forgivable in amounts of 25% on each of the first four anniversaries of employment. Dr. Hunter also received options to purchase 100,000 shares of the Company’s Common Stock exercisable at $1.47 per share, the fair market value on the date of grant. The options vest as to 20% on each anniversary of employment.

Options Granted or Exercised in 2004 and Year End Option Values

          There were no options granted to or exercised by the Company’s Chief Executive Officer during 2004.

          The following table presents information regarding the number of shares of Common Stock underlying outstanding options at year-end held by the Company’s Chief Executive Officer.

	Number of Unexercised		Value of In-the-Money
	Securities Underlying		Options at
	Options at Year-End		Year-End (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard G. Hunter	64,000	56,000	$1,480	$5,920

(1)	The fair market value of the Company’s shares of Common Stock was $1.27 on December 31, 2004.

Equity Compensation Plan Information

          The Company has utilized its stock option plans and in the future may continue to utilize such plans to attract, maintain and develop management by encouraging ownership of the Company’s Common Stock by Directors, executive officers and other key employees. The following are summaries of the provisions of the Company’s stock option plans. These summaries are qualified in their entirety by reference to the plans. Copies of the plans may be obtained from the Company upon request.

          1992 Incentive and Non-Statutory Stock Option Plan. The Company’s 1992 Incentive and Non-Statutory Stock Option Plan was approved by the Shareholders and became effective August 25, 1992 (the “Plan”). The Plan expired on August 25, 2002. The Plan authorize the granting of both Incentive Stock Options, as defined under Section 422 of the Internal Revenue Code of 1986 (“ISO”), and Non-Statutory Stock Options (“NSSO”) to purchase Common Stock. All employees of the Company were eligible to participate in the Plan. The Plan also authorized the granting of options to Directors and consultants of the Company. A committee designated by the Board of Directors was responsible for the administration of the Plan and determined the employees to be granted options, the period during which each option will be exercisable, exercise price, the number of shares of the Common Stock covered by each option, however, the exercise price for the purchase of shares subject to such an option could not be less than 100% of the fair market value on the date the option is granted. The vesting periods for options granted under the Plan were set forth in an option agreement entered into with the optionee. No option granted pursuant to the Plan were transferable otherwise than by will or the laws of descent and distribution. The committee determined the term of each option, but in no event could such term exceed ten (10) years from the date of grant. Upon the occurrence of a “change in control” of the Company, the maturity of all outstanding options are accelerated automatically, so that all such options become exercisable in full. A “change in control” includes certain mergers, consolidations, reorganizations, sales of assets, or dissolution of the Company. There were 300,000 shares of Common Stock subject to the Plan.

          2000 Incentive and Non-Statutory Stock Option Plan. The Company’s 2000 Incentive and Non-Statutory Stock Option Plan was approved by the Shareholders to replace the 1992 Plan. The 2000 Plan, covering 500,000 shares, became effective June 23, 2000. The terms of the Plan are identical to those of the 1992 Plan which are set forth above.

          The following table summarizes certain information about the Company’s stock option plans as of December 31, 2004.

			Number of Securities
	Number of Securities	Weighted Average	Remaining Available
	to be Issued upon	Exercise Price of	for Future Issuance
	Exercise of	Outstanding	Under Equity
Plan Category	Outstanding Options	Options	Compensation Plans
Equity Compensation Plan Approved by Security Holders:

1992 Incentive and Non- Statutory Stock Option Plan	40,200	$2.75	-0-

2000 Incentive and Non- Statutory Stock Option Plan	176,356	$1.71	214,644

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements with MDS Nordion

          The Company, in September 1990, entered into an agreement with MDS Nordion whereby MDS Nordion agreed to provide irradiation equipment and Cobalt 60 to the Company necessary to operate its irradiation facility. In order to secure payment of the purchase price, additional loans and future advances by MDS Nordion to the Company, the Company and MDS Nordion executed a Convertible Debenture and Mortgage and Security Agreement, both dated January 15, 1992. The balance of the debt at December 31, 2004 was $782,899. This balance consists of $463,194 US (the “Debt”), plus interest accruing at prime plus 1% to December 31, 2004 in the amount of $319,705.

          On October 22, 1991, the Company entered into a Reimbursement and Indemnity Agreement with Nordion whereby Nordion assisted the Company in obtaining a surety bond in the sum of $600,000 in order to meet State of Florida facility permit bonding requirements. In connection therewith the Company agreed to reimburse Nordion for any liability and expense which Nordion may sustain as a result of its commitments to the bond issuer and secured such obligation under a Mortgage and Security Agreement dated October 22, 1991. The bond continues to be in effect.

          By agreements dated March 6, 2001, April 17, 2001, May 18, 2001 and November 20, 2001, the Company and MDS Nordion agreed and further confirmed that the Debt and any future advances, including payment of guarantees or indemnities to third parties made by MDS Nordion for the Company’s benefit, shall be convertible at MDS Nordion’s option, at any time, into Common Stock of the Company. The applicable conversion rate is determined based on 70% of the closing price of the Company’s shares of Common Stock listed on NASDAQ, on the last trade date prior to the exercise of the conversion right. Nordion has waived its rights to convert interest accruing on the indebtedness from February 5, 2000 through January 1, 2006.

          On February 4, 2000, in order to simplify and consolidate the existing security interests securing repayment of the (i) debt and interest; (ii) indemnity and reimbursement obligations arising from guarantees or indemnities provided by MDS Nordion to third parties for the Company’s benefit; and (iii) fixture loans or advances, the Company and MDS Nordion, entered into a new Mortgage and Security Agreement. Substantially all of the assets of the Company continue to be pledged as collateral against the obligations of the Company to MDS Nordion.

          In addition to Cobalt 60 purchased from MDS Nordion, MDS Nordion has stored an additional amount of Cobalt 60 at the Company’s facility in anticipation of the Company’s future needs. At the end of 2004, there were approximately 1,098,729 curies of Cobalt 60 both owned and stored at the Company’s facility. Title in and to 220,367 curies of Cobalt 60 located at the facility remains the property of MDS Nordion and may be removed by MDS Nordion at any time.

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

          The following table sets forth as of March 31, 2005, the ownership of Common Stock of the Company of (i) all persons known by the Company to own beneficially 5% or more of such Common Stock, (ii) each current and proposed Director and Officer of the Company and (iii) all current and proposed Directors and Officers as a group, together with their percentage holdings at such date. The addresses of all holders of 5% or more of the Common Stock are included in the table.

Name and Address	Amount and Nature		Percentage
of Beneficial Owner	of Beneficial Owner		of Class
MDS Nordion	4,017,755	(1)	34.8%
447 March Road-Kanata Ontario Canada K2K 1X8
Richard G. Hunter, Ph.D.	164,000	(2)	1.4%
Samuel Bell	100		*
David Nicholds	4,017,755	(1)	34.8%
John T. Sinnott, M.D. F.A.C.P.	18,000	(3)	*
Ronald Thomas	0		—
All Directors and Officers as a group (5 persons)	4,036,019	(6)	35.0%

* Less than 1%

1)	Includes 451,172 shares of Common Stock which are issuable upon conversion of $363,194 of convertible indebtedness owed Nordion by the Company, based on 70% of the closing market price of the Company’s shares of Common Stock on March 31, 2005 ($1.15 per share). See “Certain Relationships and Related Transactions - Agreements with MDS Nordion.” Mr. Nicholds is the designee of Nordion to serve on the Company’s Board of Directors. Mr. Nicholds own less than 1% of the Capital Stock of MDS Nordion and they disclaim beneficial ownership of the Common Stock of the Company which Nordion owns or has the right to acquire. Approximately 100% of the outstanding shares of Nordion‘s Common Stock are owned directly or indirectly by MDS Inc., a Canadian Corporation, whose shares are traded on the Toronto and New York Stock Exchanges.

2)	Includes 64,000 shares underlying options which are currently exercisable or exercisable within the next sixty (60) days.

3)	Includes 18,000 shares underlying options which are currently exercisable or exercisable within the next sixty (60) days.

4)	Includes 623,172 shares underlying convertible debt and options which are currently exercisable or exercisable within the next sixty (60) days.

Section 16(a) Beneficial Ownership Reporting Compliance

          The Company believes that the reporting requirements, under Section 16(a) of the Exchange Act, for all its Executive Officers, Directors, arid each person who is the beneficial owner of more than 10% of the Common Stock of a Company were satisfied.

SELECTION OF INDEPENDENT AUDITORS

     The Audit Committee of the Board of Directors of the Company has selected the accounting firm of Faircloth & Associates, P.A., (“Faircloth”) to serve as independent auditors of the Company for the year ended December 31, 2005. Faircloth has served as the Company’s independent auditors since 1986 and is considered by management of the Company to be well qualified. Faircloth has advised the Company that neither it nor any of its members has any financial interest, direct or indirect, in the Company in any capacity.

Fee Disclosure

     The following is a summary of the fees billed to the Company by Faircloth for professional services rendered for the fiscal years ended December 31, 2004 and December 31, 2003:

	Year Ended December 31,
	2004	2003
Audit Fees(1)	$12,750	$10,950
Tax Fees(2)	$1,650	$1,575

Total	$14,400	$12,525

(1)	Audit Fees. These are fees for professional services for the audit of the Company’s annual financial statements, and for the review of the financial statements included in the Company’s filings on Form 10-QSB, and for services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Tax Fees. These are fees for professional services with respect to tax compliance, tax advice, and tax planning.

          The Audit Committee has considered whether (and has determined that) the provision by Faircloth of the services described under Tax Fees is compatible with maintaining Faircloth’s independence from management and the Company. In addition, all of the services rendered to the Company by Faircloth were pre-approved by the Audit Committee.

          The Company is presently working with its legal counsel to establish formal pre-approval policies and procedures for future engagements of the Company’s accountants. The new policies and procedures will be detailed as to the particular service, will require that the Board or an Audit Committee thereof be informed of each service, and will prohibit the delegation of pre-approval responsibilities to management. It is currently anticipated that the Company’s new policy will provide (i) for an annual pre-approval, by the Board or Audit Committee, of all audit, audit-related and non-audit services proposed to be rendered by the independent auditor for the fiscal year, as specifically described in the auditor’s engagement letter, and (ii) that additional engagements of the auditor, which were not approved in the annual pre-approval process, and engagements that are anticipated to exceed previously approved thresholds, will be presented on a case-by-case basis, by the President or Chief Financial Officer, for pre-approval by the Board or Audit Committee, before management engages the auditors for any such purposes. All pre-approvals shall be contingent on a finding, by the Board, Audit Committee, or delegate, as the case may be, that the provision of the proposed services is compatible with the maintenance of the auditor’s independence in the conduct of its auditing functions. In no event shall any non-audit related service be approved that would result in the independent auditor no longer being considered independent under the applicable rules and regulations of the Securities and Exchange Commission.

          A representative of Faircloth will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

SOLICITATION COSTS

          The Company will bear the costs of preparing, assembling and mailing the Proxy Statement and the 2004 Annual Report in connection with the Annual Meeting.

SHAREHOLDER PROPOSALS

          Eligible Shareholders who wish to present proposals for action at the 2006 Annual Meeting of Shareholders should submit their proposals in writing to the President of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the President no later than January 2, 2006 for inclusion in next year’s Proxy Statement and proxy card. A Shareholder is eligible to present proposals if, at the time he or she submits a proposal or proposals, the Shareholder owns at least 1% or $1,000 in market value of Common Shares and has held such shares for at least one year, and the Shareholder continues to own such shares through the date of the 2006 Annual Meeting.

OTHER MATTERS

          At the time of the preparation of this Proxy Statement, the Board of Directors of the Company had not been informed of any matters which would be presented for action at the Annual Meeting, other than the proposals specifically set forth in the Notice of Annual Meeting of Shareholders and referred to herein.

By Order of the Board of Directors

Richard G. Hunter, Ph.D. President

April 26, 2005
Mulberry, Florida

FOOD TECHNOLOGY SERVICE, INC.

Annual Meeting of Shareholders May 25, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned holder of Common Shares of Food Technology Service, Inc., a corporation organized under the laws of the State of Florida, does hereby appoint Richard G. Hunter, Ph.D. and John T. Sinnott, and each of them, as due and lawful attorneys-in-fact (each of whom shall have full power of substitution), to represent and vote as designated below all of the Common Shares of Food Technology Service, Inc. that the undersigned held of record at 5:00 p.m., Eastern Standard Time, on April 26, 2005, at the Annual Meeting of Shareholders of Food Technology Service, Inc. to be held at the Mulberry Civic Center, 901 5th Street, N.E., Mulberry, Florida 33860, on May 25, 2005, at 10:00 a.m., local time, or any adjournment thereof, on the following matters, and on such other business as may properly come before the meeting:

     1. ELECTION OF DIRECTORS

          Richard G. Hunter, Ph.D.; Samuel P. Bell; David Nicholds; John T. Sinnott, M.D., F.A.C.P.; and Ronald Thomas

☐ FOR ALL NOMINEES LISTED ABOVE (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED ABOVE

     (Instructions: To withhold authority to vote for any individual nominee, write that Nominee’s name on the space provided below.)

     2. In their discretion, on such other business as may properly come before the meeting.

PLEASE SIGN AND RETURN PROMPTLY

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS.

(Please Sign and Date on Reverse Side)

(Continued from other side)

(Please sign, date, and return this proxy card exactly as your name or names appear below, whether or not you plan to attend the meeting.)

I plan to attend the Annual Meeting.	I do not plan to attend the Annual Meeting.

Date:		,	2005

Signature(s):

Title or Authority (if applicable)

Please sign your name here exactly as it appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer or other similar capacity, so indicate. If the owner is a corporation, an authorized officer should sign for the corporation and state his title. This Proxy shall be deemed valid for all shares held in all capacities that they are held by the signatory.